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                                                               EXHIBIT 10.26A


May 29, 1997

Vanguard Cellular Financial Corp.
2002 Pisgah Church Road, Suite 300
Greensboro, NC  27455
ATTN:  Haynes G. Griffin, President

         RE:  Warrant Exchange Guaranty and The Toronto-Dominion Bank Guaranty

Gentlemen:

          This letter seeks to clarify our understanding of certain of the terms of the Guaranty provided by Vanguard Cellular Financial Corp., a North Carolina corporation ("Vanguard") to International Wireless Communications Holdings, Inc., a Delaware corporation ("IWCH") pursuant to the Agreement dated as of May 5, 1997 between Vanguard and IWCH (the "Warrant Exchange Agreement"). Under the terms of the Warrant Exchange Agreement, Vanguard agreed to assist IWCH in arranging such interim financing by guarantying (the "Guaranty") up to an aggregate or $3,200,000 of indebtedness incurred by IWCH or its wholly owned subsidiaries (the "Guaranty Amount"), from May 5, 1997 until the earlier of February 3, 1999 and such time as IWCH either receives at least $3,200,000 in alternative debt financing or consummates an initial public offering providing it with at least $3,200,000 in net proceeds (the "Guaranty Period").

          This letter confirms our understanding that IWCH may utilize the Guaranty from time to time during the Guaranty Period pursuant to one or more guarantys by Vanguard provided that the aggregate amount of any such guaranty shall not at any time exceed the Guaranty Amount. Without limiting the foregoing, Vanguard's obligation to make available the Guaranty shall remain in full force and effect following the termination of Vanguard's guarantee on behalf of IWCH pursuant to the Bridge Loan Agreement between Star Digitel Limited, a company organized under the laws of Hong Kong ("Star Digitel") and The Toronto-Dominion Bank ("TD") (the "Bridge Loan Agreement"), whereby TD has agreed to make advances to Star Digitel for a period of up to one year in an aggregate amount not to exceed $8,000,000.

                           Sincerely,

                           /s/ Douglas S. Sinclair
                           Douglas S. Sinclair
                           Executive Vice President and Chief Financial Officer

ACCEPTED AND AGREED TO

     BY:  VANGUARD CELLULAR FINANCIAL CORP.

     By: /s/ Haynes G. Griffin
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         Haynes G. Griffin, President